FILED
THIRD DISTRICT COURT
10 SEP -9 AM 11:55
SALT LAKE DEPARTMENT
BY ________
DEPUTY CLERK

John Michael Coombs, Bar No. 3639
MABEY & COOMBS, L.C.
3098 South Highland Drive, Suite 323
Salt Lake City, UT 84106-6001
Telephone: (801) 467-2779

ATTORNEYS FOR PETITIONER

IN AND BEFORE THE THIRD JUDICIAL DISTRICT COURT,

IN AND FOR SALT LAKE COUNTY, STATE OF UTAH

IN THE MATTER OF EUROGAS, INC., a Utah corporation, a non-adversarial proceeding	**ORDER CONFIRMING RESULTS OF COURT-ORDERED SHAREHOLDERS' MEETING AMENDING CORPORATE ARTICLES** **Judge John Paul Kennedy** **Case No. 090905630**

Based upon Petitioner's *ex parte* Motion to Confirm Results of Court-Ordered Shareholders' Meeting, a Motion supported by various corporate documents generated in connection with said Meeting, and further based upon the Court's prior ruling and Order of April 10, 2009, granting the initial Petition in this matter and ordering the subject shareholders' meeting to be held, the Court, being fully advised in the premises and good cause further appearing, hereby orders, adjudges, decrees and rules as follows:

1. EuroGas, Inc.'s post-shareholders' meeting Motion to Confirm Results of the Court-Ordered Shareholders' Meeting is hereby granted.

2. As per the Court's prior Order Granting the Petition on file herein, EuroGas, Inc. ("EuroGas" or "Company") did in fact conduct a Court-Ordered Special Meeting of Shareholders ("Meeting") on Monday, August 23, 2010, at 10:00 a.m., local time, at the law offices of MABEY & COOMBS, L.C., Highland Park Plaza, 3098 South Highland Drive, Suite 323, Salt Lake City, Utah 84106-6001.

3. Based on the Certificate or Affidavit of Mailing of EuroGas's stock transfer agent, Interwest Transfer Company, a copy of which is attached to Petitioner's Memorandum Supporting its Motion to Confirm, and based on other corporate documents attached to the Memorandum, the Court hereby finds that all of the preferred and common shareholders of record of EuroGas were given proper and lawful notice of the meeting under Utah law.

4. Consistent with the Court's prior Ruling and Order in this matter, the Court hereby finds that a lawful and valid quorum of both the preferred and common shareholders of EuroGas were present at the above-Meeting, either in person or by proxy, in accordance with Utah law. Based on the exhibits submitted, the Court further finds that all outstanding preferred and common shares that appeared at the Meeting, in person or by proxy, voted in favor of the proposed amendment to EuroGas's Restated and Amended Articles and none voted against the proposed amendment or otherwise abstained.

5. Based on the foregoing and in consideration of the Court's prior Ruling and Order in this matter, the Court hereby finds and concludes that the proposed amendment to the Amended and Restated Articles of EuroGas, specifically, an amendment to increase the authorized number of preferred and common shares, was duly and lawfully approved at a lawful Shareholders' Meeting at which a quorum of both classes of stock was present and the amendment was

otherwise lawfully adopted under Utah law, all as contemplated in *Utah Code Ann.* §§ 16-10a-1003 and 1004.

6. Because this Court has jurisdiction over this general corporate law matter under Utah law, the Utah Division of Corporations and Commercial Code is hereby directed to give due accord and deference to this Order Confirming Results of Court-Ordered Shareholders' Meeting, all as may be necessary for EuroGas to so amend its existing Amended and Restated Articles dated on or about July 16, 2008.

IT IS SO ORDERED.

DATED this 8 day of September, 2010.

JPK 7. This order is entered on the conditions that it is uncontested and non-adversarial.

THIRD JUDICIAL DISTRICT COURT

Judge John Paul Kennedy

SEAL OF UTAH THIRD DISTRICT COURT SALT LAKE CITY

I CERTIFY THAT THIS IS A TRUE COPY OF AN ORIGINAL DOCUMENT ON FILE IN THE THIRD DISTRICT COURT, SALT LAKE COUNTY, STATE OF UTAH.

DATE: Sept. 19, 2010

DEPUTY COURT CLERK